UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 17, 2010 (September 9, 2010)

HERLEY INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

Commission File No. 0-5411

Delaware	23-2413500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
3061 Industry Drive Lancaster, PA	17603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-397-2777

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03:                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)            Effective September 9, 2010, Herley Industries, Inc. (the “Company”) approved certain amendments to the Bylaws of the Company (the “Amended and Restated Bylaws”). Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the Bylaws were amended in the manner summarized below:

●  Article I, Section 2 was amended from: “Annual meetings of stockholders shall be held on such date not earlier than September 1 nor later than March 1 of the subsequent year on such day and at such time as shall be designated from time to time by the Board of Directors.  At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.”

into the following:

“Section 2.  Annual Meeting.  Annual meetings of stockholders shall be held on such date not earlier than September 1 nor later than March 1 of the subsequent year on such day and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting, the stockholders shall elect a Board of Directors by plurality vote; provided, however, in an uncontested election, any director nominee who receives more “withheld” votes than “for” votes in such election must immediately submit a resignation letter to the remaining directors upon certification of the stockholder vote, and the remaining directors shall, upon a process managed by the Nominating, Governance and Ethics Committee and excluding the director nominee in question, within 45 days of receiving such resignation letter, determine whether to accept such resignation. The Board of Director’s explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission. An election shall be considered contested if, as of the record date, there are more nominees for election than positions on the Board of Directors to be filled by election at the annual meeting. At the annual meeting, the stockholders shall conduct such other business as may be properly brought before the meeting. Any proposal to amend or repeal this section, which has not previously been approved by the Board of Directors, shall require the approval of the holders of a majority of the outstanding shares of the Company’s common stock.”

●  A new Section 8 was added to Article I, which states:

“Section 8.                      Shareholder Proposals.  Notice of any proposal by a stockholder which the stockholder desires to submit for a vote at the Company’s annual meeting, other than with respect to the nomination of a candidate for election as a director, must be submitted to the Company’s Secretary at the Company’s registered address no later than 120 calendar days prior to the anniversary of the date of the Company’s proxy materials released to stockholders for the previous year’s annual meeting. The notice must include the name and residence address of the notifying stockholder, the number of shares of the Company owned by the notifying stockholder, and a description of the basis for the proposal. A proposal not submitted in the manner or within the time provided herein shall not be included on the agenda for the annual meeting and shall not be deemed to have been submitted on a timely basis. Stockholder proposals, for purposes of this Section 8, do not include stockholder nominations of candidates for director.  A stockholder intending to nominate a candidate for election as director must separately comply with the advance notice provision set forth in the Company’s Certificate of Incorporation in order for such nomination to be properly brought before the meeting.  The foregoing provision applies to all stockholder proposals regardless of whether the stockholder is seeking to have the proposal included in the company’s proxy statement pursuant to Rule 14a-8.”

●  The last sentence of Article II, Section 2 was amended from “Whenever the words ‘whole Board’, ‘entire Board’ or ‘total number of directors’ are used in these By-Laws, such words shall mean the number of directors fixed by the Board and then in effect in accordance with the provisions of the Certificate of Incorporation or these By-Laws.”

into the following:

“At least a majority of the Company’s directors shall be “Independent Directors” (as defined below).”

           ●  Article II, Section 6 was amended from “Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other.  Participation in any meeting at which one or more members of the Board of Directors or of any committee designated by the Board shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such pace while participating in the meeting.”

into the following:

“Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone, videoconference, web conference, or similar communications technology whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting.”

●  A new Section 9 was added to Article II, which states:

“Section 9.                      Executive Sessions.  Members of the Board of Directors who are “Independent Directors” shall meet in executive session at least twice a year. No notice of executive sessions need be given.  As used in these By-Laws, an “Independent Director” shall mean a director of the Company who meets all applicable requirements for independence required by the Securities and Exchange Commission and the securities exchange on upon which the Company’s shares are traded.”

●  Article III, titled “Committees”, was substantially revised to incorporate the following Sections:

“Section 2.                      Audit Committee.  There shall be a standing committee of the Board of Directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of Independent Directors. The Audit Committee shall: (i) have complete oversight responsibility for the accounting and financial reporting processes of the Company and for its financial statement audits, (ii) be responsible for appointing, compensating and overseeing the external independent auditor for the Company, (iii) establish procedures for the receipt, retention and treatment of complaints about accounting, internal control, or auditing matters and for the confidential anonymous submissions by employees regarding questionable accounting or auditing issues, (iv) define and on an ongoing basis review with the external independent auditor the scope of audit examinations of the Company, (v) receive the reports of the external independent auditor and meet with the representatives of such auditing firm for the purpose of reviewing and considering questions relating to their examination and such reports, (vi) review the internal accounting and auditing procedures of the Company and the reports of the internal auditors, (vii) directly supervise the work of the internal auditors of the Company who shall report only to the Independent Directors on the Audit Committee and not to any member of the management of the Company, and (viii) perform such other duties as may be deemed necessary from time to time to fulfill its obligations under applicable law and the listing requirements of any stock exchange or over the counter market on which any security of the Company is admitted for trading.

Section 3.                      Nominating, Governance and Ethics Committee. There shall be a standing committee of the Board of Directors to be known as the Nominating, Governance and Ethics Committee. The Nominating, Governance and Ethics Committee shall consist exclusively of Independent Directors. The Nominating, Governance and Ethics Committee shall nominate candidates for election as director and shall make recommendations to the Board of Directors with respect to qualifications of directors.

Section 4.                      Compensation Committee.  There shall be a standing committee of the Board of Directors to be known as the Compensation Committee. The Compensation Committee shall consist exclusively of Independent Directors. The Compensation Committee shall take action and make recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company.”

●  Section 7, Article IV, was amended from “Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors.  Vacancies in any office whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.”

into the following:

“Section 6.                      Removal and Vacancy.  Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors.  Vacancies in any office whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.”

The preceding descriptions are qualified in their entirety by reference to the text of the Company’s Amended and Restated Bylaws effective as of September 9, 2010. The Amended and Restated Bylaws effective as of September 9, 2010 are attached hereto as Exhibit 3.2.

Item 8.01:                      Other Events.

On September 9, 2010, the Company appointed Howard Eckstein as Senior Vice President.  Mr. Eckstein also served as the Company’s general manager for the Company’s Lancaster, Pennsylvania facility from October 5, 2009 to the present.

Between 1998 and 2004, Mr. Eckstein held engineering, business development and division management positions with the Company.  From 2004 to April 2008, Mr. Eckstein was Vice President of Corporate Business Development for CPI and President of CPI Malibu Division from April 2008 until October 2009. CPI Malibu Division is engaged in the design,  analysis and simulation of radar, telemetry, communications and electronic warfare systems to military agencies and government prime contractors.  There is no relationship between the Company and any of its affiliates, and Mr. Eckstein.

On September 10, 2010, the Compensation Committee (the “Committee”) of the Board of the Company approved and set the base salary of Howard Eckstein, the Company’s Senior Vice President, at $300,000, effective as of April 5, 2010, for fiscal year 2011.  In addition, the Committee approved the payment of a bonus to Mr. Eckstein in the amount of $125,000, and the payment of a bonus to John A. Thonet, Chairman of the Board of Directors of the Company, in the amount of $250,000, both for fiscal year 2010.  Such actions were in accordance with the Company’s standard practices and unanimously recommended and approved by the Committee.  In making its determinations, the Committee sought the advice and guidance of an independent compensation consultant and outside counsel.

The Company does not undertake to report the compensation of any non-reporting person of the Company in the future except to the extent required by law.

In addition, effective September 9, 2010, the Company adopted Corporate Governance Guidelines (the “Guidelines”), which were effective on such date, to enhance the Company’s corporate governance practices.  In general, and without limitation, the Guidelines provide guidance and direction to the Company with respect to:

●  the role and functions of the Board of Directors;

●  Board structure;

●  Board procedural matters, including the expected conduct of Directors;

●  Committee matters;

●  Management development matters and succession planning;

●  a prohibition against Company loans;

●   Board access to management;

●  Board interaction with third parties; and

●  a procedure for handling complaints or reports under the Company’s Corporate Code of Business Ethics.

The Guidelines are not intended to change or interpret any law or regulation, or the articles of incorporation or the Amended and Restated Bylaws of the Company.

The preceding summary description of the Guidelines is qualified in its entirety by reference to the Corporate Governance Guidelines filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01:                      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws, effective as of September 9, 2010
99.1	Corporate Governance Guidelines, effective as of September 9, 2010

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2010	HERLEY INDUSTRIES, INC. By: _/s/Anello C. Garefino____________ Anello C. Garefino Chief Financial Officer